Exhibit 99.1

Energy Focus, Inc. Reports 19.1% Year-over-Year Revenue Increase for First Quarter 2020

Net Sales of $3.8 Million, Above Guidance and Up 7.1% Sequentially

Conference Call to be Held Today at 11AM ET

SOLON, Ohio, May 13, 2020 -- Energy Focus, Inc. (NASDAQ:EFOI), a leader in sustainable LED lighting technologies, today announced financial results for the first quarter ended March 31, 2020.

First Quarter 2020 Highlights:

•Net sales of $3.8 million, up 19.1% compared to the first quarter of 2019 and up 7.1% sequentially from the fourth quarter of 2019
•Net loss of $541 thousand compared to a net loss of $2.9 million in the first quarter of 2019.
•Loss from operations improved by $1.5 million year-over-year
•Received $5.3 million of new Navy contracts and orders year-to-date for both retrofit and new builds
•Ohio production facility deemed “Essential Critical Infrastructure Workforce” and allowed to continue to manufacture and fulfill contracts and orders during the State of Ohio’s “stay at home” order
•Strengthened balance sheet with $2.75 million of gross proceeds from equity financing; Cash of $2.9 million as of March 31, 2020 compared to $350 thousand as of December 31, 2019
•Launched patent-pending EnFocus™ Lighting Control Platform and breakthrough dimmable and dimmable/color-tunable tubular LED lighting solutions

“For the first quarter, despite the economic headwinds associated with COVID-19 starting in March, we again delivered strong, positive sequential and year-over-year revenue growth, as well as a notable improvement in our cash flows,” stated James Tu, Chairman and CEO of Energy Focus, Inc. “This progress resulted from our ongoing efforts to strengthen our operational performance and engineering capabilities that helped us win new business. Sales from our military business came in as expected and we secured key contract wins totaling $5.3 million. And while we began experiencing delays in commercial orders in the latter half of the first quarter and going into the second quarter, barring further unforeseen major economic disruption, we believe that these delays are likely temporary, as the facilities of our primary target customers in government, healthcare, education and select commercial and industrial sectors will mostly remain operational and thus require ongoing lighting maintenance and upgrades.”

Mr. Tu continued, “In addition, our newly introduced EnFocus™ lighting control platform and products have received positive and encouraging responses from both existing and targeted customers, confirming our confidence that this breakthrough solution will create significant new sales opportunities in both commercial and military markets. We believe that the unique capability of EnFocus™ products to provide dimming and color tuning or circadian lighting—at a fraction of the cost and complexity of prevailing lighting control systems—will unlock the massive, untapped potential of human-centric lighting for the existing 5.6 million commercial buildings in the country and many more across the world.”

“Despite the uncertain business environment posed by COVID-19, we remain excited and optimistic about our growth strategies and R&D initiatives, and we expect continued revenue growth and operating margin improvement during the second quarter of 2020 and into the foreseeable future,” concluded Mr. Tu.

32000 Aurora Road, Solon, OH 44139  • www.energyfocus.com  • 800.327.7877

First Quarter 2020 Financial Results:

Net sales were $3.8 million for the first quarter of 2020, compared to $3.2 million in the first quarter of 2019, an increase of 19.1%. Net sales from commercial products were $1.7 million, or 45.9% of total net sales, for the first quarter of 2020, down from $2.0 million or 62.4% of total net sales, in the first quarter of 2019 reflecting some delayed orders due to COVID-19. Net sales from military and maritime products (“MMM”) were $2.0 million, or 54.1% of total net sales, for the first quarter of 2020, up from $1.2 million, or 37.6% of total net sales, in the first quarter of 2019. Sequentially, net sales were up 7.1% compared to $3.5 million in the fourth quarter of 2019.

Gross profit was $1.0 million, or 27.3% of net sales, for the first quarter of 2020. This compares with gross profit of $98 thousand, or 3.1%, of net sales in the first quarter of 2019. Sequentially, this compares with gross profit of $957 thousand, or 27.1% of net sales, in the fourth quarter of 2019. Adjusting gross profit margins for “excess and obsoletes, in-transit and net realizable reserves,” gross profit margin was 25.2% for the first quarter of 2020 compared to 5.5% in the first quarter of 2019 and 29.2% in the fourth quarter of 2019. Moving forward, management expects gross margins to be in the mid-20s in the near-term and begin to approach the high-20s percent range as the Company introduces new products and makes further improvements to its supply chain. Depending on the sales mix and inventory valuations, there may be some fluctuations in gross profit margins quarter-to-quarter, in addition to possible negative implications due to impacts due to COVID-19.

Loss from operations was $1.3 million for the first quarter of 2020 compared to an operating loss of $2.8 million in the first quarter of 2019. Sequentially, this compares to an operating loss of $1.2 million in the fourth quarter of 2019.

Net loss, inclusive of income of $873 thousand related to the fair value of warrants, was $541 thousand, or $(0.04) per basic and diluted share, for the first quarter of 2020, compared with a net loss of $2.9 million, or $(0.24) in the first quarter of 2019. Sequentially, this compares with a net loss of $1.3 million, or ($0.11) per diluted share, in the fourth quarter of 2019.

Adjusted EBITDA, as defined under “Non-GAAP Measures” below, was a loss of $1.1 million for the first quarter of 2020, compared with a loss of $2.0 million in the first quarter of 2019 and a loss of $1.1 million in the fourth quarter of 2019.

Cash was $2.9 million as of March 31, 2020. This compares with $350 thousand as of December 31, 2019. As of March 31, 2020, the Company had total availability of $4.1 million, which consisted of $2.9 million of cash and $1.1 million of additional borrowing availability under its credit facility. This compares to total availability of $1.9 million as of December 31, 2019, which consisted of $350 thousand of cash and $1.6 million of additional borrowing capacity.

Financings:

In January of 2020, we completed a registered direct offering for the sale of 3,441,803 shares of our common stock to certain institutional investors, at a purchase price of $0.674 per share. We also sold to the same institutional investors unregistered warrants to purchase up to 3,441,803 shares of common stock at an exercise price of $0.674 per share in a concurrent private placement for a purchase price of $0.125 per warrant. In addition, we issued warrants to the placement agent to purchase up to 240,926 shares of common stock at an exercise price of $0.9988 per share. Proceeds to us, before expenses were $2.3 million. In accordance with the terms of the Iliad Note, 10% ($275 thousand) of the proceeds to us were used to make payments on the Iliad Note, of which $226 thousand went towards the outstanding principal amount with the balance being used for general corporate purposes.

Also, subsequent to quarter-end on April 17, 2020, the Company was granted a loan from KeyBank National Association in the amount of approximately $795 thousand, pursuant to the Paycheck Protection Program (the “PPP”) under Division
32000 Aurora Road, Solon, OH 44139  • www.energyfocus.com  • 800.327.7877

A of the Coronavirus Aid, Relief and Economic Securities Act (the "CARES Act"), which was enacted on March 27, 2020. The loan accrues interest at a rate of 1.0% per annum and matures on April 17, 2022. Under the terms of the PPP, certain amounts of the loan may be forgiven if they are used for qualifying expenses as described in the CARES Act. The Company intends to use the entire loan amount for qualifying expenses, however there is no assurance that the Company will obtain forgiveness for any portion of the loan.

Second Quarter 2020 Outlook:

We continue to actively monitor and dynamically assess and respond to the impact from the ongoing coronavirus (COVID-19) outbreak. To minimize infection risks of our employees and their social and professional contacts, we have continued our COVID-19 Contingency Plan (CCP) that allows employees that could work remotely to do so while implementing strict sanitary and disinfection measures and procedures for our production facility in Solon, Ohio. Our commercial sales, have been and will likely continue to be affected if the current, dramatic slowdown of economic activities continues over an extended period. We expect military sales to remain steady despite the impact of COVID-19.

The Company currently projects second quarter 2020 sales in the range of $4.5 million to $4.8 million, representing year-over-year growth of 46%-56% from the second quarter of 2019, and sequential growth of 19%-27% compared with the first quarter of 2020.

Earnings Conference Call:

The Company will host a conference call and webcast today, May 13, 2020 at 11:00a.m. ET to discuss the first quarter 2020 results, followed by a Q & A session. To participate in the call, please dial toll-free 1-877-451-6152 or international 1-201-389-0879, and referencing the conference ID# 13702973.
The conference call will be simultaneously webcast. To listen to the webcast, log onto it at: http://public.viavid.com/index.php?id=139583. The webcast will be available at this link through May 27, 2020. Financial information presented on the call, including the earnings press release, will be available on the investors section of Energy Focus’ website at investors.energyfocus.com.

About Energy Focus:

Energy Focus is an industry-leading innovator of sustainable LED lighting technologies and solutions. As the creator of the first flicker-free original LED products on the U.S. market, Energy Focus products provide extensive energy and maintenance savings, and aesthetics, safety, health and sustainability benefits over conventional lighting. Our customers include U.S. and foreign navies, U.S. federal, state and local governments, healthcare and educational institutions, as well as Fortune 500 companies. Since 2007, Energy Focus has installed approximately 900,000 lighting products across U.S. Navy fleet, including TLEDs, waterline security lights, explosion-proof globes and berth lights, saving more than five million gallons of fuel and 300,000 man-hours in lighting maintenance annually. Energy Focus is headquartered in Solon, Ohio. For more information, visit our website at www.energyfocus.com.

Forward Looking Statements:

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Generally, these statements can be identified by the use of words such as “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts and include statements regarding our current expectations concerning, among other things, our results of operations, financial
32000 Aurora Road, Solon, OH 44139  • www.energyfocus.com  • 800.327.7877 condition, liquidity, prospects, growth, strategies, capital expenditures and the industry in which we operate. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in this release. We believe that important factors that could cause our actual results to differ materially from forward-looking statements include, but are not limited to: (i) disruptions in the U.S. and global economy and business interruptions resulting from the recent coronavirus (“COVID-19”) health pandemic outbreak and related stay-at-home orders, quarantine policies and restrictions on travel, trade and business operations; (ii) our need for additional financing in the near term to continue our operations; (iii) our liquidity and refinancing demands; (iv) our ability to obtain refinancing or extend maturing debt; (v) our ability to continue as a going concern for a reasonable period of time; (vi) our ability to implement plans to increase sales and control expenses; (vii) our reliance on a limited number of customers for a significant portion of our revenue, and our ability to maintain or grow such sales levels; (viii) our ability to increase sales by adding new customers to reduce the reliance of our sales on a smaller group of customers, and the long sales-cycle that our product requires; (ix) our ability to increase demand in our targeted markets and to manage sales cycles that are difficult to predict and may span several quarters; (x) the timing of large customer orders, significant expenses and fluctuations between demand and capacity as we invest in growth opportunities; (xi) our ability to compete effectively against companies with lower cost structures or greater resources, or more rapid development efforts, and new competitors in our target markets; (xii) our ability to successfully scale our network of sales representatives, agents, and distributors to match the sales reach of larger, established competitors;(xiii) market acceptance of LED lighting technologies and products; (xiv) our ability to attract and retain qualified personnel, and to do so in a timely manner; (xv) the impact of any type of legal inquiry, claim, or dispute; (xvi) general economic conditions in the United States and in other markets in which we operate or secure products; (xvii) our dependence on military maritime customers and on the levels of government funding available to such customers, as well as the funding resources of our other customers in the public sector and commercial markets; (xviii) the possible impact on our military maritime customers and their ability to honor the timing for existing orders or place future orders due to COVID-19 breakouts amongst personnel that might impact the use of ships in service; (xix) business interruptions resulting from geopolitical actions, including war and terrorism, natural disasters, including earthquakes, typhoons, floods and fires or from health epidemics or pandemics or other contagious outbreaks; (xx) our reliance on a limited number of third-party suppliers, our ability to obtain critical components and finished products from such suppliers on acceptable terms, and the impact of our fluctuating demand on the stability of such suppliers; (xxi) our ability to timely and efficiently transport products from our third-party suppliers to our facility by ocean marine channels; (xxii) our ability to respond to new lighting technologies and market trends, and fulfill our warranty obligations with safe and reliable products; (xxiii) any delays we may encounter in making new products available or fulfilling customer specifications; (xxiv) any flaws or defects in our products or in the manner in which they are used or installed; (xxv) our ability to protect our intellectual property rights and other confidential information, and manage infringement claims by others; (xxvi) our compliance with government contracting laws and regulations, through both direct and indirect sale channels, as well as other laws, such as those relating to the environment and health and safety; (xxvii) risks inherent in international markets, such as economic and political uncertainty, changing regulatory and tax requirements and currency fluctuations, including tariffs and other potential barriers to international trade; and (xxviii) our ability to remediate a significant deficiency, maintain effective internal controls and otherwise comply with our obligations as a public company and under Nasdaq listing standards.

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Investor Contact:
Cameron Donahue
(651) 653-1854
ir@energyfocus.com
32000 Aurora Road, Solon, OH 44139  • www.energyfocus.com  • 800.327.7877

Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash	$2,911	$350
Trade accounts receivable, less allowances of $16 and $28, respectively	1,904	2,337
Inventories, net	4,700	6,168
Prepaid and other current assets	666	479
Total current assets	10,181	9,334

Property and equipment, net	390	389
Operating lease, right-of-use asset	1,179	1,289
Restructured lease, right-of-use asset	268	322
Other assets	405	405
Total assets	12,423	11,739

LIABILITIES
Current liabilities:
Accounts payable	1,188	1,340
Accrued liabilities	104	179
Accrued legal and professional fees	322	215
Accrued payroll and related benefits	448	360
Accrued sales commissions	39	32
Accrued severance	3	7
Accrued restructuring	24	24
Accrued warranty reserve	240	195
Deferred revenue	4	18
Operating lease liabilities	567	550
Restructured lease liabilities	325	319
Finance lease liabilities	3	3
Warrant liabilities	763	—
Convertible notes	—	1,700
Iliad note, net of discount and loan origination fees	854	885
Credit line borrowings, net of loan origination fees	790	715
Total current liabilities	5,674	6,542

Other liabilities	7	14
Operating lease liabilities, net of current portion	770	906
Restructured lease liabilities, net of current portion	85	168
Finance lease liabilities, net of current portion	3	4
Iliad note, net of current maturities	—	109
Total liabilities	6,539	7,743

STOCKHOLDERS' EQUITY
Preferred stock, par value $0.0001 per share:
Authorized: 5,000,000 shares (3,300,000 shares designated as Series A Convertible Preferred Stock) in 2020 and 2,000,000 shares (no shares designated as Series A Convertible Preferred Stock) in 2019
Issued and outstanding: 2,709,018 at March 31, 2020 and no shares outstanding at December 31, 2019	—	—
Common stock, par value $0.0001 per share:
Authorized: 50,000,000 shares in 2020 and 30,000,000 shares in 2019
Issued and outstanding: 15,896,632 at March 31, 2020 and 12,428,418 at December 31, 2019	2	1
Additional paid-in capital	131,300	128,872
Accumulated other comprehensive loss	(3)	(3)
Accumulated deficit	(125,415)	(124,874)
Total stockholders' equity	5,884	3,996
Total liabilities and stockholders' equity	$12,423	$11,739

32000 Aurora Road, Solon, OH 44139  • www.energyfocus.com  • 800.327.7877

Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three months ended March 31,
	2020	2019
Net sales	$3,783	$3,177
Cost of sales	2,751	3,079
Gross profit	1,032	98

Operating expenses:
Product development	282	526
Selling, general, and administrative	2,027	2,241
Restructuring	(14)	134
Total operating expenses	2,295	2,901
Loss from operations	(1,263)	(2,803)

Other expenses (income):
Interest expense	133	43
Income from change in fair value of warrants	(873)	—
Other expenses	18	19

Loss before income taxes	(541)	(2,865)
Provision for income taxes	—	—
Net loss	$(541)	$(2,865)

Net loss per share - basic and diluted
Net loss	$(0.04)	$(0.24)

Weighted average common shares outstanding:
Basic and diluted	15,430	12,126

32000 Aurora Road, Solon, OH 44139  • www.energyfocus.com  • 800.327.7877

Condensed Consolidated Statements of Cash Flows

(In thousands)
(Unaudited)	Three months ended March 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(541)	$(2,865)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	46	105
Stock-based compensation	20	543
Change in fair value of warrant liabilities	(873)	—
Provision for doubtful accounts receivable	(12)	26
Provision for slow-moving and obsolete inventories	(34)	(836)
Provision for warranties	—	101
Amortization of loan discounts and origination fees	38	20
Gain on dispositions of property and equipment	—	(1)
Changes in operating assets and liabilities:
Accounts receivable	445	(210)
Inventories	1,546	643
Prepaid and other assets	(187)	459
Accounts payable	(152)	(1,329)
Accrued and other liabilities	222	(195)
Deferred revenue	(14)	(17)
Total adjustments	1,045	(691)
Net cash provided by (used in) operating activities	504	(3,556)
Cash flows from financing activities:
Acquisitions of property and equipment	(47)	(5)
Proceeds from the sale of property and equipment	—	1
Net cash used in investing activities	(47)	(4)
Cash flows from financing activities:
Proceeds from the issuance of common stock and warrants	2,750	—
Offering costs paid on the issuance of common stock and warrants	(474)	—
Principal payments under finance lease obligations	(1)	(1)
Common stock withheld in lieu of income tax withholding on vesting of restricted stock units	—	(111)
Payments on the Iliad Note	(226)	—
Proceeds from convertible notes	—	1,660
Net proceeds from (payment on) credit line borrowings	55	(462)
Net cash provided by financing activities	2,104	1,086
Net increase (decrease) in cash and restricted cash	2,561	(2,474)
Cash and restricted cash, beginning of period	692	6,335
Cash and restricted cash, end of period	$3,253	$3,861

Classification of cash and restricted cash:
Cash	$2,911	$3,519
Restricted cash held in other assets	342	342
Cash and restricted cash	$3,253	$3,861

32000 Aurora Road, Solon, OH 44139  • www.energyfocus.com  • 800.327.7877

Sales by Product
(In thousands)

	Three months ended March 31,
	2020	2019
Net sales:
Commercial	$1,736	$1,983
MMM products	2,047	1,194
Total net sales	$3,783	$3,177

Non-GAAP Measures

In addition to the results provided in accordance with U.S. GAAP, we may provide certain non-GAAP measures, which present operating results on an adjusted basis. These are supplemental measures of performance that are not required by or presented in accordance with U.S. GAAP and, for the periods ended, as well as the three months ended March 31, 2020 and 2019, and December 31, 2019 include adjustments for:

•Table 1 – our ability on the period ending date to access additional cash if necessary under our short-term credit facility, plus the amount of cash on hand on that same date which demonstrates our ‘access to cash’ at any point in time;
•Table 2 - our restructuring expenses ,financing charges, income taxes, and non-cash depreciation and amortization,, stock compensation, incentive compensation, and change in fair value of warrant liability that do not have a current period impact on cash flow demonstrates a measurement of cash generating capability from our the operations of our business, and;
•Table 3 – our reported margins during the period without the impact from reserve movements that do not reflect current period inventory decisions as reflected by “adjusted gross margins”.

We believe that our use of non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on U.S. GAAP results and relative to other companies within the industry by isolating the effects of items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies, and to assess liquidity, cash flow performance of the operations, and the product margins of our business relative to our U.S. GAAP results and relative to other companies in the industry by isolating the effects of certain items which do not have a current period impact. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance.

These non-GAAP financial measures are not intended to replace U.S. GAAP financial measures, and they are not necessarily standardized or comparable to similarly titled measures used by other companies.

32000 Aurora Road, Solon, OH 44139  • www.energyfocus.com  • 800.327.7877

Table 1	As of
(in thousands)	March 31,	December 31,	March 31,
	2020	2019	2019
Total borrowing capacity under credit facility	$2,025	$2,407	$2,506
Less: Line of credit borrowings, gross*	(875)	(828)	(1,904)
Excess availability under credit facility**	1,150	1,579	602
Cash	2,911	350	3,861
Total availability***	$4,061	$1,929	$4,463
*Forms 10Q’s and 10K Balance Sheet reflect the Line of credit net of debt financing costs of $85, $113 and $147, respectively.
**Excess availability under credit facility - represents difference between maximum borrowing capacity of credit facility and actual borrowings
*** Total availability- represents Company’s ‘access’ to cash if needed at point in time

Table 2	Three months ended
(in thousands)	March 31,	December 31,	March 31,
	2020	2019	2019
Net loss	$(541)	$(1,308)	$(2,865)
Restructuring expenses	(14)	(47)	134
Net loss, excluding restructuring charges	(555)	(1,355)	(2,731)
Interest	133	79	43
Income tax expense	—	10	—
Depreciation	46	49	105
Stock-based compensation	20	59	543
Change in fair value of warrant liability	(873)	—	—
Other incentive compensation	139	51	—
Adjusted EBITDA	$(1,090)	$(1,107)	$(2,040)

Table 3	Three Months Ended
(in thousands)	March 31, 2020		December 31, 2019		March 31, 2019
	($)	(%)	($)	(%)	($)	(%)
Net sales	$3,783		$3,531		$3,177
Reported gross profit	$1,032	27.3%	$957	27.1%	$98	3.1%
E&O, in-transit and net realizable value inventory reserve changes	$(78)	(2.1)%	$76	2.2%	$78	2.5%
Adjusted gross margin	$954	25.2%	$1,033	29.3%	$176	5.5%

32000 Aurora Road, Solon, OH 44139  • www.energyfocus.com  • 800.327.7877